EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the AES Corporation’s Registration Statements (Form S-8 No. 333-179701, No. 333-82306, No. 333-115028, No. 333-135128, No. 333-156242, and No. 333-233037) pertaining to the Employees’ Thrift Plan of Indianapolis Power & Light Company of our report dated June 23, 2021, with respect to the financial statements and schedule of the Employees’ Thrift Plan of Indianapolis Power & Light Company included in this Annual Report (Form 11-K) for the year ended December 31, 2020, filed with Securities and Exchange Commission.
/s/ ERNST & YOUNG LLP
Indianapolis, Indiana
June 23, 2021

SIGNATURES

    The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYEES’ THRIFT PLAN OF INDIANAPOLIS POWER & LIGHT COMPANY
            By the Plan Administrator:

EMPLOYEES’ PENSION & BENEFITS COMMITTEE OF INDIANAPOLIS POWER & LIGHT COMPANY

            By: /s/ Andrew Pezzino
                Andrew Pezzino
Committee Chair

DATE: June 23, 2021